        As filed with the Commission on June 5, 1995 File No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   __________

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   __________

                             DATA TRANSLATION, INC.
             (Exact name of registrant as specified in its charter)

       Massachusetts                                           04-2532613
- --------------------------------                             -------------------
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                               Identification No.)

                                100 Locke Drive
                      Marlborough, Massachusetts 01752-1192
       ----------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                       1986 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            Alfred A. Molinari, Jr.
                                   President
                             Data Translation, Inc.
                                100 Locke Drive
                     Marlborough, Massachusetts  01752-1192
                                   (508) 481-3700
                 --------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
Title of           Amount           Proposed        Proposed        Amount of
Securities         to be            maximum         maximum         registration
to be              registered       offering        aggregate       fee
registered                          price per       offering
                                    share/(1)/      price/(1)/
- --------------------------------------------------------------------------------

Common Stock,      100,000            $ 27            $ 27            $ 931.04
par value $0.01    shares
- --------------------------------------------------------------------------------

/(1)/ The offering price for shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Data Translation, Inc. Common Stock, par value $0.01, reported on NASDAQ/NMS on June 1, 1995.



                          Exhibit Index on page ____;
                             Page 1 of _____ pages.

     Data Translation, Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File No. 33-6238.

Item 8.       Exhibits.
              --------
Exhibit

4.1           1986 Employee Stock Purchase Plan, as amended to date.

5.1           Opinion of Ropes & Gray.

23.1          Consent of Arthur Andersen LLP.

23.2          Consent of Ropes & Gray (contained
              in the opinion filed as Exhibit 5
              to this registration statement).

24 Powers of Attorney (included in Part II of this registration statement under the caption
              "Signatures").

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Marlborough, Massachusetts, on June 5, 1995.



                                   By  /s/ Alfred A. Molinari, Jr.
                                      ----------------------------------
                                       Alfred A. Molinari, Jr.
                                       President


     Each person whose signature appears below constitutes and appoints
Alfred A. Molinari, Jr. and Ellen W. Harpin, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by Data Translation, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities shown.

Signature                              Capacity                           Date
- ---------                              --------                           ----

 /s/ Alfred A. Molinari, Jr.           President and Director             June 5, 1995
- ------------------------------         (Principal Executive Officer)
Alfred A. Molinari, Jr.

 /s/ Ellen W. Harpin                   Vice President and Treasurer       June 5, 1995
- ------------------------------         (Principal Financial Officer)
Ellen W. Harpin

 /s/ Gary B. Godin                     Chief Accounting Officer and       June 5, 1995
- ------------------------------         Controller
Gary B. Godin

 /s/ R. Bradford Malt                  Director                           June 5, 1995
- ------------------------------
R. Bradford Malt

 /s/ Paul J. Severino                  Director                           June 5, 1995
- ------------------------------
Paul J. Severino

                                 EXHIBIT INDEX

Exhibit
Number                          Title of Exhibit                            Page
- ------                          ----------------                            ----

4.1                  1986 Employee Stock Purchase Plan, as amended.

5.1                  Opinion of Ropes & Gray.

23.1                 Consent of Arthur Andersen LLP

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24 Powers of Attorney (included in Part II of this registration statement under the caption
                     "Signatures").